Exhibit 99.1

Media Contact Anna E. Croop acroop@ambientcorp.com (617) 614-6739

Ambient Corporation Announces Listing on NASDAQ

Newton, Mass., August 2, 2011 – Ambient Corporation (OTCBB: ABTGD), a leading provider of smart grid applications and enhanced communication platforms, announced today that its common stock has been approved for listing on the NASDAQ Capital Market.

The Company expects its common stock to commence trading on the NASDAQ Capital Market on Wednesday, August 3, 2011, under the ticker symbol “AMBT”. Prior to the listing change to NASDAQ, the company's common stock will continue to trade on the OTC Bulletin Board under the current ticker symbol "ABTGD.OB".

About Ambient Corporation

Ambient designs, develops and markets Ambient Smart Grid® communications technologies and equipment. Using open standards-based technologies along with in-depth industry experience, Ambient provides utilities with solutions for creating smart grid communication platforms and technologies. Headquartered in Newton, MA, Ambient is a publicly traded company (OTCBB: ABTGD). More information on Ambient is available at www.ambientcorp.com.

This press release contains statements that may be deemed to be “forward-looking statements” under federal securities laws. These forward-looking statements are based upon our current expectations, estimates and projections about our business and our industry and reflect our beliefs and assumptions based upon information available to us at the date of this release. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including but not limited to, the dependence on one key customer, the Company’s  ability to raise additional capital when needed, the sufficiency of working capital, the competitive market generally and in the smart grid industry specifically, the success of the Company’s collaborative arrangements, changes in economic conditions generally and the smart grid industry specifically, changes in technology, legislative or regulatory changes , and other risks and uncertainties discussed under the heading "RISK FACTORS" in Item 1A of  the Company’s  Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and in the Company’s  other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to revise or update any forward-looking statement for any reason.

Ambient, Ambient Smart Grid, Communications for a Smarter Grid and AmbientNMS are registered trademarks of Ambient Corporation with the U.S. Patent and Trademark Office.

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